EXHIBIT 10.1

SEPARATION AND GENERAL RELEASE AGREEMENT

This Separation and General Release Agreement (this “Agreement”) is made by and between EMCORE Corporation, a New Jersey corporation (“Employer”), and Jikun Kim (“Employee”). The parties agree as follows:
RECITALS

A.	Employer and Employee have entered into that certain Employment Agreement effective as of June 6, 2016 (the “Employment Agreement”).

B.
Employee has submitted to the Employer his resignation of employment with Employer effective as of December 31, 2018, and Employee desires to make the covenants, releases and agreements set forth in this Agreement, and Employer desires to make the agreements set forth in this Agreement.

AGREEMENT

1.	Interpretation and Definitions. Capitalized terms not otherwise defined in this Agreement will have the meanings assigned to them in the Employment Agreement.

2.
Termination of Employment and Other Positions. Employee’s employment with Employer will terminate effective as of December 31, 2018 (or earlier upon the death of Employee) (the “Separation Date”). Employee also hereby resigns, effective as of the Separation Date, from his position as an officer of Employer and, as applicable, as a director and officer of each of its subsidiaries and affiliates. Employee hereby confirms that, effective as of the Separation Date, Employee will no longer hold any position as an officer, director or employee of or with Employer or any of its subsidiaries or affiliates, and hereby waives any right or claim to reinstatement as an officer, director or employee with Employer and each of its subsidiaries or affiliates. The period of Employee’s employment with the Company from the execution of this Agreement through the Separation Date is referred to herein as the “Continued Employment Period.”

3.	Continued Employment Period.

(a)
During the Continued Employment Period, the provisions of Article I of the Employment Agreement remain in full force and effect. During the Continued Employment Period, Employee shall assist Employer in the process of transitioning the position of Chief Financial Officer of Employer to a successor and shall consult with the Board of Directors of Employer and with any successor Chief Financial Officer regarding such transition and any matters as Employer may from time to time reasonably request.

(b)
During the Continued Employment Period, the provisions of Article II of the Employment Agreement remain in full force and effect, except as otherwise provided herein. Employee shall not be eligible to receive any new grants of equity incentive awards by Employer and shall not be entitled to any bonus or other cash incentive compensation except as otherwise expressly set forth in Section 4 of this Agreement.

(c)
Following the date of execution of this Agreement, Employee shall have no rights to resign employment for Good Reason or to receive any of the severance benefits contained in Section 4.6 of the Employment Agreement. During the Continued Employment Period, Employee’s employment may only be terminated by the Company for Cause as a result of events or actions occurring after the date of this Agreement or due to Employee’s death.

4.
Cash and Other Severance Payments to Employee. As consideration for the covenants, releases and agreements made by Employee herein, subject to the terms of this Agreement and notwithstanding any contradictory or inconsistent terms of the Employment Agreement, Employer will pay Employee the following severance benefits:

(a)	Payment of any accrued and unpaid portion of Employee’s Base Salary payable to Employee through the Separation Date;

(b)	Continuation of Base Salary for a period of two (2) months following the Separation Date, with such continued Base Salary to be paid in accordance with regular payroll practices of Employer; and

(c)
In lieu of any payment of any cash bonus payable to Employee under the Company’s Fiscal Year 2018 Bonus Plan (the “2018 Bonus Plan”), an amount equal to $22,875, which payment shall be made at the time such bonuses under the 2018 Bonus Plan are otherwise paid to the Company’s employees in accordance with the Company’s normal practices (but no later than March 15, 2019).

5.
Treatment of Outstanding Equity Awards. Employee acknowledges and agrees that all outstanding equity grants of the Employer held by the Employee that remain unvested as of the Separation Date shall be cancelled and terminated as of the Separation Date without any payment being made therefor.

6.	Release by Employee.

(a)
Except for those obligations of Employer created by or arising out of this Agreement, Employee hereby acknowledges full and complete satisfaction of and releases and discharges and covenants not to sue Employer and each of its affiliated entities, and each of their directors, managers, officers, members, shareholders, representatives, assignees, and successors, past and present (collectively, “Releasees”), from and with respect to any and all claims, wages, agreements, obligations, demands and causes of action, known or unknown, suspected or unsuspected, by Employee arising out of or in any way connected with Employee’s employment relationship with Employer, or Employee’s separation from employment with Employer, or any other transactions, occurrences, losses, damages or injuries, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of any of the Releasees, committed or omitted prior to the date that Employee signs this Agreement, whether based on contract, tort, or any federal, foreign, state or local common law, regulation, constitution or statute (including but not limited to the various non-discrimination statutes under federal and applicable state law) (collectively, “Claims”); provided, however, that the following obligations of Employer to Employee shall not be considered Claims subject to the releases set forth herein: (i) any right to a defense and/or indemnification that Employee may have under California Labor Code section 2802, under the Employment Agreement or under Employer’s charter or by-laws, or any defense and indemnification policy or agreement covering Employee, (ii) any vested benefits payable under, and pursuant to the terms of, any retirement plan (excluding any severance benefits) covering Employee, and (iii) any claims that cannot be released as a matter of applicable law. Employee agrees to withdraw with prejudice all complaints or charges, if any, that Employee has filed against any of the Releasees in any court, agency, or other forum with regard to any Claims.

(b)
This Agreement is intended to be effective as a bar to all Claims. Accordingly, Employee hereby expressly waives any rights and benefits related thereto conferred by any rule of law or any legal decision, including under Section 1542 of the California Civil Code, which provides:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

In furtherance of this intention, Employee hereby expressly consents that this Agreement will be given full force and effect according to each and all of its express terms and provisions, including those related to unknown and unsuspected Claims. Employee understands and hereby acknowledges the significance and consequences of such release and waiver.

(c)
Employee represents that, as of the date hereof, Employee has not filed any lawsuits, charges, complaints, petitions, claims or other accusatory pleadings against any of the Releasees in any court or with any governmental agency. Employee agrees that, to the fullest extent permitted by law, he will not prosecute, nor allow to be prosecuted on his behalf, in any state or federal administrative agency, or in any state or federal court, any claim or demand of any type related to the matters released above. Employee warrants that there has been no assignment or other transfer of any interest in any claim within the scope of the release of claims herein, and Employee agrees to defend, indemnify and hold the Releasees harmless from any claims, liabilities, demands, damages, costs, expenses and attorneys’ fees incurred as a result of any person asserting any such assignment or transfer of any rights or claims under such assignment or transfer.

(d)
Notwithstanding anything to the contrary herein, the release contained in this Section 6 does not prohibit Employee from filing a charge with the Equal Employment Opportunity Commission (the “EEOC”) or the California Department of Fair Employment and Housing (“DFEH”) or participating in an EEOC or DFEH investigation. Employee does agree to waive his right to receive any monetary or other recovery should any claim be pursued with the EEOC, DFEH, or any other federal, state or local administrative agency on his behalf arising out of or related to his employment with and/or separation from Employer or any other Releasee. In addition, nothing in this Agreement prohibits Employee from reporting possible violations of federal law or regulation to any governmental agency or entity, making other disclosures that are protected under the whistleblower provisions of federal law or regulation or accepting a whistleblower award under the whistleblower provisions of federal law or regulation. Employee does not need any prior authorization to make any such reports or disclosures, is not required to notify the Company of such reports or disclosures and is not releasing any Claims related to the right to make such disclosures or to accept such award.

7.
ADEA. Employee expressly acknowledges and agrees that, among the Claims Employee is releasing are any and all rights or claims that Employee may have arising under the Age Discrimination in Employment Act of 1967, as amended (the “ADEA”), which have arisen on or before the date of execution of this Agreement. Because the ADEA contains special provisions affecting the release of ADEA claims, Employee also expressly acknowledges and agrees that:

(a)	In return for this Agreement, Employee will receive consideration beyond that which Employee was already entitled to receive before entering into this Agreement.

(b)	Employee was orally advised by Employer and is hereby advised in writing to consult with an attorney before signing this Agreement.

(c)	Employee has voluntarily chosen to enter into this Agreement and has not been forced or pressured in any way to sign it.

(d)	Employee was given a copy of this Agreement on or before December 4, 2018, and informed that Employee had 21 days within which to consider the Agreement.

(e)
Employee was informed that Employee has seven (7) days following the date of execution of the Agreement in which to revoke in writing this Agreement, understanding that this Agreement will not be effective or enforceable until this seven-day revocation period has expired. Any such revocation must be delivered to Employer to the attention of Jeffrey Rittichier on or before the seventh day after Employee signs this Agreement.

(f)
Nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this Agreement under the ADEA, nor does it impose any condition precedent, penalties, or costs from doing so, unless specifically authorized under federal law.

8.
Confidentiality Agreement and Restrictive Covenants. Employee hereby acknowledges and agrees that the Confidential Information & Invention Assignment Agreement that Employee previously executed and delivered to Employer, together with all of the restrictive covenants set forth in the Employment Agreement, shall continue in effect in accordance with their terms during the Continued Employment Period and at all times following the Separation Date. Nothing in this Agreement shall be deemed to modify or affect in any manner any of the Employee’s duties or obligations set forth therein.

9.
Rights to Benefits. Employee acknowledges and agrees that if Employee breaches any of the restrictive covenants in the Employment Agreement or any of the provisions of Section 8 of this Agreement at any time, from and after the date of such breach and not in any way in limitation of any right or remedy otherwise available to Employer, Employee will no longer be entitled to, and Employer will no longer be obligated to pay, any remaining unpaid portion of the benefits set forth in Section 4 of this Agreement. In addition, Employee agrees that Employee’s receipt of the severance benefits set forth in Section 4 of this Agreement (other than paragraph (a) thereof) is conditioned upon and subject to (a) Employee not voluntarily resigning from the Company prior to the Separation Date or being involuntarily terminated by the Company for Cause as a result of events or actions occurring after the date of this Agreement prior to the Separation Date, and (b) except in the case of Employee’s death, Employee’s execution of a General Release Agreement in the form attached as Exhibit A to this Agreement (the “Release”) upon or following the Separation Date, Employee’s delivery of such executed Release to Employer no later than twenty-one (21) days following the Separation Date, and Employee not revoking such Release pursuant to any revocation rights afforded by applicable law.

10.	No Further Compensation; Return of Property.

(a)
Employee acknowledges and agrees that, except for the benefits specified in this Agreement, all benefits and perquisites of employment will cease as of the Separation Date and Employee will not receive any further salary, bonuses, vacation, vesting of benefits, or other forms of compensation after the Separation Date from Employer or any of its affiliates. For the avoidance of doubt, Employee understands that all voluntary payroll deductions, including but not limited to the Company’s 401(k) plan, employee stock purchase plan and life insurance programs and plans, will cease effective on the Separation Date.

(b)
Promptly following the Separation Date, Employee shall return to the Company all property, of any nature whatsoever, that Employee may have received from the Company for use during his employment and all physical embodiments of the Confidential Information (as defined in the Confidential Information & Invention Assignment Agreement) (regardless of form or medium) in the possession of or under the control of Employee.

11.
Nondisparagement. Employee agrees not to make any oral or written statement, or take any other action (directly or indirectly), that disparages, criticizes, or damages the reputations of Employer or its officers, directors, agents or employees, activities or services; or impairs the normal operations of Employer; provided, however, that nothing in this Agreement shall prohibit Employee from providing truthful information or testimony in response to any court order, subpoena, or government investigation. Employer agrees to instruct its officers and directors not to make any oral or written statement, or take any other action (directly or indirectly), that disparages, criticizes, or damages the reputation of Employee; provided, however, that nothing in this Agreement shall prohibit Employer from providing truthful information or testimony in response to any court order, subpoena, or government investigation.

12.
Tax Withholding. Employer may withhold (or cause there to be withheld, as the case may be) from any amounts otherwise due or payable under or pursuant to this Agreement such federal, state and local income, employment, or other taxes as may be required to be withheld pursuant to any applicable law or regulation.

13.
Entire Agreement. This Agreement constitutes the entire agreement between Employer and Employee with respect to the subject matter hereof and merges and supersedes any and all prior discussions, negotiations, agreements or understandings between Employee and Employer with respect to the subject matter hereof, whether oral or written. Without limiting the generality of the foregoing and except as otherwise provided herein, Employee has no further rights, and Employer has no further obligation, under the Employment Agreement, except that Article III and Article V of the Employment Agreement shall remain in effect.

14.
Miscellaneous. Sections 6.1-6.10, 6.12, 6.13, 6.15, 6.17, 6.18 and 6.19 of the Employment Agreement are incorporated by reference herein and all references to “this Agreement” or “this Employment Agreement” in such provisions shall be deemed to apply to this Agreement.

(Signature page follows)

Employee represents and warrants that Employee has read this Agreement and understands and acknowledges the significance and consequence of it and executes it voluntarily with full understanding of its consequences.

EXECUTED on December 4, 2018.
EMPLOYEE:        JIKUN KIM                EMPLOYER:    EMCORE                                                 CORPORATION

Printed Name:        Jikun Kim                Name:     Jeffrey Rittichier
Signature:        /s/ Jikun Kim                Signature: /s/ Jeffrey Rittichier
Title: Chief Executive Officer

Exhibit A
General Release Agreement

1.	Release by Employee.

(a)
Except for those obligations of EMCORE Corporation, a New Jersey corporation (“Employer”) created by or arising out of this General Release Agreement (this “Release”) and the Separation and General Release Agreement entered into between Employer and Jikun Kim (“Employee”) on December 4, 2018 (the “Separation Agreement”), Employee hereby acknowledges full and complete satisfaction of and releases and discharges and covenants not to sue Employer and each of its affiliated entities, and each of their directors, managers, officers, members, shareholders, representatives, assignees, and successors, past and present (collectively, “Releasees”), from and with respect to any and all claims, wages, agreements, obligations, demands and causes of action, known or unknown, suspected or unsuspected, by Employee arising out of or in any way connected with Employee’s employment relationship with Employer, or Employee’s separation from employment with Employer, or any other transactions, occurrences, losses, damages or injuries, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of any of the Releasees, committed or omitted prior to the date that Employee signs this Release, whether based on contract, tort, or any federal, foreign, state or local common law, regulation, constitution or statute (including but not limited to the various non-discrimination statutes under federal and applicable state law) (collectively, “Claims”); provided, however, that the following obligations of Employer to Employee shall not be considered Claims subject to the releases set forth herein: (i) any right to a defense and/or indemnification that Employee may have under California Labor Code section 2802, under the Employment Agreement or under Employer’s charter or by-laws, or any defense and indemnification policy or agreement covering Employee, (ii) any vested benefits payable under, and pursuant to the terms of, any retirement plan (excluding any severance benefits) covering Employee, and (iii) any claims that cannot be released as a matter of applicable law. Employee agrees to withdraw with prejudice all complaints or charges, if any, that Employee has filed against any of the Releasees in any court, agency, or other forum with regard to any Claims.

(b)
This Release is intended to be effective as a bar to all Claims. Accordingly, Employee hereby expressly waives any rights and benefits related thereto conferred by any rule of law or any legal decision, including under Section 1542 of the California Civil Code, which provides:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

In furtherance of this intention, Employee hereby expressly consents that this Release will be given full force and effect according to each and all of its express terms and provisions, including those related to unknown and unsuspected Claims. Employee understands and hereby acknowledges the significance and consequences of such release and waiver.

(c)
Employee represents that, as of the date hereof, Employee has not filed any lawsuits, charges, complaints, petitions, claims or other accusatory pleadings against any of the Releasees in any court or with any governmental agency. Employee agrees that, to the fullest extent permitted by law, he will not prosecute, nor allow to be prosecuted on his behalf, in any state or federal administrative agency, or in any state or federal court, any claim or demand of any type related to the matters released above. Employee warrants that there has been no assignment or other transfer of any interest in any claim within the scope of the release of claims herein, and Employee agrees to defend, indemnify and hold the Releasees harmless from any claims, liabilities, demands, damages, costs, expenses and attorneys’ fees incurred as a result of any person asserting any such assignment or transfer of any rights or claims under such assignment or transfer.

(d)
Notwithstanding anything to the contrary herein, the release contained in this Section 1 does not prohibit Employee from filing a charge with the Equal Employment Opportunity Commission (the “EEOC”) or the California Department of Fair Employment and Housing (“DFEH”) or participating in an EEOC or DFEH investigation. Employee does agree to waive his right to receive any monetary or other recovery should any claim be pursued with the EEOC, DFEH, or any other federal, state or local administrative agency on his behalf arising out of or related to his employment with and/or separation from Employer or any other Releasee. In addition, nothing in this Release or the Separation Agreement prohibits Employee from reporting possible violations of federal law or regulation to any governmental agency or entity, making other disclosures that are protected under the whistleblower provisions of federal law or regulation or accepting a whistleblower award under the whistleblower provisions of federal law or regulation. Employee does not need any prior authorization to make any such reports or disclosures, is not required to notify the Company of such reports or disclosures and is not releasing any Claims related to the right to make such disclosures or to accept such award.

2.
ADEA. Employee expressly acknowledges and agrees that, among the Claims Employee is releasing are any and all rights or claims that Employee may have arising under the Age Discrimination in Employment Act of 1967, as amended (the “ADEA”), which have arisen on or before the date of execution of this Release. Because the ADEA contains special provisions affecting the release of ADEA claims, Employee also expressly acknowledges and agrees that:

(a)	In return for this Release, Employee will receive consideration under the Separation Agreement beyond that which Employee was already entitled to receive before entering into this Release.

(b)	Employee was orally advised by Employer and is hereby advised in writing to consult with an attorney before signing this Release.

(c)	Employee has voluntarily chosen to enter into this Release and has not been forced or pressured in any way to sign it.

(d)	Employee was given a copy of this Release on or before December 4, 2018, and informed that Employee had 21 days within which to consider the Release.

(e)
Employee was informed that Employee has seven (7) days following the date of execution of this Release in which to revoke in writing this Release, understanding that this Release will not be effective or enforceable until this seven-day revocation period has expired. Any such revocation must be delivered to Employer to the attention of Jeffrey Rittichier on or before the seventh day after Employee signs this Release.

(f)    Nothing in this Release prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this Release under the ADEA, nor does it impose any condition precedent, penalties, or costs from doing so, unless specifically authorized under federal law.

3.
Miscellaneous. This Release shall be governed by and construed in accordance with the internal laws of the State of California. In the event of any action with respect to a controversy, claim or dispute involving this Release, the substantially prevailing party shall be entitled to reimbursement of such party’s reasonable attorney’s fees and costs (including, but not limited to, expert fees) in connection with such action from the other party. This Release may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile or other electronic signature shall be deemed an original. Each and all of the various rights, powers and remedies of the parties hereto will be considered to be cumulative with and in addition to any other rights, powers and remedies which such parties may have at law or in equity in the event of the breach of any of the terms of this Release. The exercise or partial exercise of any right, power or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party. This Release, together with the

Separation Agreement, is the complete and exclusive statement of agreement and understanding of the parties with respect to matters herein and replaces and supersedes all prior written or oral agreements or understandings by and between the parties with respect to the matters covered by it. This Release can only be changed, modified, or waived pursuant to a written instrument duly executed by both of Employer and Employee. If one or more of the provisions of this Release should, for any reason, be held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not affect any other provisions of this Release. The titles and subtitles used in this Release are used for convenience only and are not to be considered in construing or interpreting this Release.

Employee represents and warrants that Employee has read this Release and understands and acknowledges the significance and consequence of it and executes it voluntarily with full understanding of its consequences.

EXECUTED on ______________________.
EMPLOYEE:        JIKUN KIM                EMPLOYER:    EMCORE                                                 CORPORATION

Printed Name:                            Name:
Signature:                            Signature:
Title: